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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 HARMONIC INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               3663                              77-0201147
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                      549 BALTIC WAY, SUNNYVALE, CA 94089
                            TELEPHONE (408) 542-2500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ANTHONY J. LEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      549 BALTIC WAY, SUNNYVALE, CA 94089
                            TELEPHONE (408) 542-2500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                WITH COPIES TO:

        LAWRENCE CALOF, ESQ.                LARRY W. SONSINI, ESQ.                ALEXANDRE BALKANSKI
           STAN SZE, ESQ.                  STEVE L. CAMAHORT, ESQ.              C-CUBE MICROSYSTEMS INC.
          TILDA CHO, ESQ.                    KELLY S. BOYD, ESQ.                  1778 MCCARTHY BLVD.
        MICHAEL MAYES, ESQ.            WILSON SONSINI GOODRICH & ROSATI        MILPITAS, CALIFORNIA 95035
    GIBSON, DUNN & CRUTCHER LLP            PROFESSIONAL CORPORATION                  (408) 490-8000
       ONE MONTGOMERY STREET                  650 PAGE MILL ROAD
     TELESIS TOWER, 26TH FLOOR         PALO ALTO, CALIFORNIA 94304-1050
SAN FRANCISCO, CALIFORNIA 94104-4505            (650) 493-9300
           (415) 393-8200

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND ALL OTHER CONDITIONS TO THE MERGER OF C-CUBE MICROSYSTEMS INC. ("C-CUBE MICROSYSTEMS") INTO HARMONIC INC. ("HARMONIC") PURSUANT TO AN AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF DECEMBER 9, 1999, DESCRIBED IN THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS, HAVE BEEN SATISFIED OR WAIVED.
                            ------------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED           PROPOSED            AMOUNT OF
                                                                           MAXIMUM             MAXIMUM           REGISTRATION
       TITLE OF EACH CLASS OF SECURITIES               AMOUNT           OFFERING PRICE        AGGREGATE             FEE(3)
               TO BE REGISTERED                  TO BE REGISTERED(1)     PER UNIT(2)      OFFERING PRICE(2)    ----------------
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share
  ("Harmonic Common Stock")....................     25,371,225               N/A            1,944,856,624           513,442
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of the Registrant's Common Stock to be issued in connection with the transaction, based on 46,000,000 shares of C-Cube Microsystems Common Stock estimated to be outstanding at the anticipated closing, and 750,000 shares of C-Cube Microsystems Common Stock issuable pursuant to exercisable options to purchase shares of C-Cube Microsystems Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1), 457(f)(3) and 457(c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based on $76,656, the average of the high and low prices of C-Cube Microsystems Common Stock as reported on the Nasdaq National Market on March 21, 2000.

(3) In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, $444,709.73 was paid on December 10, 1999 in connection with the filing of preliminary proxy materials relating to the transaction in which the securities being registered are proposed to be issued. Pursuant to Rule 457(b) under the Securities Act of 1933, the amount previously paid is credited against the fee payable upon filing this Registration Statement.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 2*       Amended and Restated Agreement and Plan of Merger and
          Reorganization by and between C-Cube Microsystems Inc. and
          Harmonic Inc., dated as of October 27, 1999 (incorporated
          herein by reference to the Registrant's Current Report on
          Form 8-K dated November 1, 1999)
 2.1*     Second Amendment to Agreement and Plan of Merger and
          Reorganized, dated as of March 23, 2000
 4*       Form of Common Stock Certificate (incorporated herein by
          reference to the Registrant's Registration Statement on Form
          S-1 No. 33-90752)
 5        Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered
 8.1      Opinion of Gibson, Dunn & Crutcher LLP as to tax matters
 8.2*     Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation as to tax matters
23.1*     Consent of Deloitte & Touche LLP
23.2*     Consent of PricewaterhouseCoopers LLP
23.3      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          5.1)
23.4      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          8.1)
23.5*     Consent of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation (included in Exhibit 8.2)
24        Power of Attorney (included on the signature page of the
          registration statement)
99.2*     Harmonic Inc. Proxy for Special Meeting of Stockholders
99.3*     C-Cube Microsystems Inc. Proxy for Special Meeting of
          Stockholders
99.4*     Form of Tax Sharing Agreement between C-Cube Microsystems
          Inc. and C-Cube Semiconductor Inc.
99.5*     Form of Master Transitional Services Agreement between
          C-Cube Microsystems Inc. and C-Cube Semiconductor Inc.
99.6*     Form of General Assignment and Assumption Agreement between
          C-Cube Microsystems Inc. and C-Cube Semiconductor Inc.
99.7*     Form of Indemnification and Insurance Matters Agreement
          among C-Cube Microsystems Inc. and C-Cube Semiconductor Inc.
99.8*     Form of Officers' and Directors' Indemnification Agreement
99.9*     Form of Separation and Distribution Agreement between C-Cube
          Microsystems Inc. and C-Cube Semiconductor Inc.
99.10+    Supply, License and Development Agreement, dated as of
          October 27, 1999, by and between C-Cube Microsystems and
          Harmonic.
99.11*    Consent of Warburg Dillon Read

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
99.12*    Consent of Credit Suisse First Boston Corporation


---------------
+ Portions of this document have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.

* Previously filed.


ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 24, 2000.


                                          HARMONIC INC.

                                          By /s/ ANTHONY J. LEY
                                            ------------------------------------
                                             Name: ANTHONY J. LEY
                                             Title: President and Chief
                                             Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Ley or Robin Dickson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                            DATE
                     ---------                            ----
                /s/ ANTHONY J. LEY                   March 24, 2000
---------------------------------------------------
                  Anthony J. Ley
       President and Chief Executive Officer
           (Principal Executive Officer)

               /s/ ROBIN N. DICKSON                  March 24, 2000
---------------------------------------------------
                 Robin N. Dickson
   Chief Financial Officer (Principal Financial
              and Accounting Officer)

                /s/ MOSHE NAZARATHY                  March 24, 2000
---------------------------------------------------
                  Moshe Nazarathy
                     Director

                /s/ E. FLOYD KVAMME                  March 24, 2000
---------------------------------------------------
                  E. Floyd Kvamme
                     Director

                     SIGNATURE                            DATE
                     ---------                            ----
                 /s/ DAVID A. LANE                   March 24, 2000
---------------------------------------------------
                   David A. Lane
                     Director

               /s/ BARRY D. LEMIEUX                  March 24, 2000
---------------------------------------------------
                 Barry D. Lemieux
                     Director

              /s/ MICHEL L. VAILLAUD                 March 24, 2000
---------------------------------------------------
                Michel L. Vaillaud
                     Director

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
     2*   Amended and Restated Agreement and Plan of Merger and
          Reorganization by and between C-Cube Microsystems Inc. and
          Harmonic Inc., dated as of October 27, 1999 (incorporated
          herein by reference to the Registrant's Current Report on
          Form 8-K dated November 1, 1999)
     2.1* Second Amendment to Agreement and Plan of Merger and
          Reorganized, dated as of March 23, 2000
     4*   Form of Common Stock Certificate (incorporated herein by
          reference to the Registrant's Registration Statement on Form
          S-1 No. 33-90752)
     5    Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered
     8.1  Opinion of Gibson, Dunn & Crutcher LLP as to tax matters
     8.2* Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation as to tax matters
    23.1* Consent of Deloitte & Touche LLP
    23.2* Consent of PricewaterhouseCoopers LLP
    23.3  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          5.1)
    23.4  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          8.1)
    23.5* Consent of Wilson, Sonsini, Goodrich & Rosati, Professional
          Corporation (included in Exhibit 8.2)
    24    Power of Attorney (included on the signature page of the
          registration statement)
    99.2* Harmonic Inc. Proxy for Special Meeting of Stockholders
    99.3* C-Cube Microsystems Inc. Proxy for Special Meeting of
          Stockholders
    99.4* Form of Tax Sharing Agreement between C-Cube Microsystems
          Inc. and C-Cube Semiconductor Inc.
    99.5* Form of Master Transitional Services Agreement between
          C-Cube Microsystems Inc. and C-Cube Semiconductor Inc.
    99.6* Form of General Assignment and Assumption Agreement between
          C-Cube Microsystems Inc. and C-Cube Semiconductor Inc.
    99.7* Form of Indemnification and Insurance Matters Agreement
          among C-Cube Microsystems Inc. and C-Cube Semiconductor Inc.
    99.8* Form of Officers' and Directors' Indemnification Agreement
    99.9* Form of Separation and Distribution Agreement between C-Cube
          Microsystems Inc. and C-Cube Semiconductor Inc.
    99.10+ Supply, License and Development Agreement, dated as of
          October 27, 1999, by and between C-Cube Microsystems and
          Harmonic.
    99.11* Consent of Warburg Dillon Read
    99.12* Consent of Credit Suisse First Boston Corporation


---------------
+ Portions of this document have been omitted pursuant to a confidential treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.

* Previously filed.